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                                  EXHIBIT 21.1

                           GTECH HOLDINGS CORPORATION
                                  SUBSIDIARIES

A.       Direct:

         GTECH Corporation

B.       Indirect Subsidiaries of GTECH Holdings Corporation:

         BTN Telecommunicaciones Ltda. (Brazil)
         Data Transfer Systems, Inc.
         DataTrans Sp. z.o.o. (Poland) (52% effective control by GTECH) Dreamport, Inc.
              Dreamport International, Inc.
              Dreamport do Brasil Ltda. (Brazil) (99% owned by GTECH; 1% owned by GTFH)
              Dreamport Turfway LLC
         Dreamport Suffolk Corporation
         Environmental Paper Products, Inc. (RI)
         Cam Galaxy Group Ltd. (UK) (80% owned by GTECH)
         JSJ Ltd. (UK) (80% owned by GTECH)
              Europrint Holdings (UK) (40% owned by Cam Galaxy; 60% owned by JSJ
                Ltd. (UK)
         GameScape, Inc. (RI)
         Gana de Mexico S.A. de C.V. (Mexico)
            (99.998% owned by GTFH; 0.002% owned by GTLA)
         GRYTEK Co. Ltd. (Poland)
         GTECH Argentina S.A. (Argentina)
         GTECH Asia Corporation
         GTECH Australasia Corporation
         GTECH Brasil Ltda (Brazil) (99.75% owned by
         GTECH; 0.25% owned by GTFH)
         GTECH Canada Computer Systems Corporation (Canada)
         GTECH Child Care Center (RI)
         GTECH Communicaciones Colombia Ltd. (Colombia)
           (99.99% owned by GTECH)
         GTECH Computer Systems Sdn Bhd(Malaysia)
         GTECH Corporation (Utah) (Utah)
         GTECH Eastern Europe Sp. zo.o. (Poland)
         GTECH Eesti A.S. (Estonia) GTECH Espana Corporation
         GTECH Europe S.A. (Belgium) (99.99% owned by
         GTECH; 0.01% owned by GTFH)
         GTECH Far East Pte Ltd (Singapore)
         GTECH Foreign Holdings Corporation
              Online Transaction Technologies SARL a Associe Unique (Morocco) GTECH Cote d'Ivoire (Ivory Coast)
              Beijing GTECH Computer Technology Company Ltd. (PRC)
         GTECH France S.A.R.L. (France)


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         GTECH Gaming Subsidiary 2 Corporation
         GTECH Global Services Corporation Ltd. (Cyprus)(99.99% owned by GTECH) GTECH GmbH (Germany)
         GTECH Ireland Corporation
         GTECH Ireland Operations Limited (Ireland)
         GTECH Italia Srl (Italy) (90% owned by GTECH; 10% owned by GTFH)
         GTECH Italy Corporation GTECH Latin America Corporation
         GTECH LIT Corporation (Lithuania)
         GTECH Management P.I. Corporation
         GTECH Mexico S.A. de C.V. (Mexico)
           (99.99% owned by GTFH; 0.01% owned by GTLA)
         GTECH Nevada Corporation
         GTECH Northern Europe Corporation
         GTECH Rhode Island Corporation (RI)
         GTECH Slovakia Corporation
         GTECH South Africa Corporation
         GTECH Southern Africa (Pty) Ltd. (South Africa)
         GTECH Sweden AB (Sweden)
         GTECH Sweden Corporation
         GTECH Taiwan Corporation
         GTECH U.K. Limited (UK)
         GTECH U.K. Corporation
         GTECH Ukraine (Ukraine) (99% owned by GTECH Asia Corp.,
           1% owned by GTECH Management PI)
         GTECH Worldserv, Inc.
         GTECH Worldserv International, Inc.
         GTECH Worldwide Services Corporation
         LAC Corporation (RI)
         On-Line Lottery License and Lease B.V. (Netherlands)
              GTECH Avrasya Teknik Hizmetler ve Musavialik A.S. (Turkey)
         Oy GTECH Finland (Finland)
         Pro Olimpic S.R.L. (Romania)
         SB Industria E Comercio Ltd. (Brazil)
             (99.99% owned by GTECH; 0.01% owned by GTFH)
         Secure Gaming Technologies, LLC (67% owned by GTECH)
         Siam GTECH Company Limited (Thailand)
         Technology Risk Management Services, Inc.
         Uwin Corporation
              Uwin Network Operations Ltd. (Ireland)
              Uwin Ireland Operations Ltd. (Ireland)
         VideoSite, Incorporated
         Watson Land Company (RI)

NOTES:

1. All references to "GTFH" shall mean GTECH Foreign Holdings Corporation. All references to "GTLA" shall mean GTECH Latin America Corporation.
2. Unless otherwise indicated, all subsidiaries listed are incorporated in the State of Delaware.
3. Unless otherwise indicated, the percentage of ownership of a subsidiary is 100%.


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4.   For purposes of this list, the term "subsidiary" shall mean an entity in which GTECH Corporation maintains fifty percent (50%) or more ownership.

5. This list includes inactive entities that may be in the process of being dissolved.



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